ESCROW INSTRUCTIONS
                              (Securities Offering)

     These Escrow Instructions are given by Above Average Investments, Inc., a Nevada corporation (the "Company") to City National Bank, a national banking association ("Escrow Holder").

     1. OFFERING: The Company desires to offer 2,500,000 shares of common stock, on a best effort basis, at a price of $0.05 per share, payable $125,000 in cash (the "Offering Amount"), as more particularly set forth in a the Company's definitive Amended Prospectus dated November 20, 2000, a copy of which has been delivered to Escrow Holder (the "Disclosure Document"). Escrow Holder is not to be concerned with the Disclosure Document, except as specifically set forth below.

     2. ESTABLISHMENT OF THE ESCROW:

     (a) Deposit of Offering Proceeds: Escrow Holder will open one or more escrow accounts (the "Escrow"), and the Company will deliver to Escrow Holder from time to time for deposit into the Escrow the full amount of each payment received from each purchaser (the "Purchase Price"), together with a full copy of the Share Purchase Agreement executed by such purchaser, showing the name, address and taxpayer identification number of such purchaser, the number of shares purchased for and the amount paid therefor and an I.R.S. Form W-9 completed and executed by each purchaser. Escrow Holder shall have no obligation to accept monies, documents or instructions from any party other than the Company with respect to the Escrow. All monies so deposited will be in the form of a purchaser's personal check in favor of "City National Bank - Above Average Investments, Ltd.". Should any such check be returned to Escrow Holder as uncorrectable for any reason, Escrow Holder will charge the amount of such unpaid check to Escrow, notify the Company of the amount of such return check, the name of the purchaser and the reason for return, and hold such check subject to further instructions from the Company. Escrow Holder will hold all monies and other property in the escrow free from any lien, claim or offset, except as set forth herein, and such monies and other property shall not become the property of the Company, nor subject to the debts thereof, unless the conditions set forth in these instructions to disbursement of such monies to the Company have been fully satisfied.

     (b) DEPOSIT OF SHARE CERTIFICATES. All share certificates representing the Shares issued in connection with the Company's offering shall also be deposited by the Company directly with the Escrow Holder promptly upon issuance. Such certificates shall be held in safekeeping at capacity only. The identity of the purchasers of the securities shall be included on the stock certificates or other documents evidencing such securities. Securities held by the Escrow Holder are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held by the Escrow Holder or any interest related such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee Retirement Income Security Act [29 U.S.C. 1001 et seq.], or the rules thereunder.

     3.INVESTMENT: All funds will be held by Escrow Holder in a Money Market Investment Account bearing interest at Escrow Holder's then applicable rate. No funds will earn interest until Escrow Holder receives an I.R.S. Form W-9 completed and executed by the Company and the purchaser's check has been collected in good funds.

     4. (a) CANCELLATION BY THE COMPANY: The Company may reject or cancel any subscription in whole or in part. If the Purchase Price for such rejected or cancelled subscription has been delivered to Escrow Holder, the Company will inform Escrow Holder of the rejection or cancellation, and Escrow Holder upon receiving such notice will refund to the purchaser the Purchase Price.

     (b) CANCELLATION BY PURCHASERS: All Subscriptions are irrevocable, and no purchaser will have any right to cancel or rescind the subscription, except as required under the law of any jurisdiction in which the shares are sold.

     5. CLOSING: The Escrow will remain open until the earliest to occur of the following (the "Closing Date"):

     (a) Disbursement of the Escrow Account: Upon the earlier of (i) receipt by the Escrow Holder of a signed representation from the Company to the Escrow Holder, that the Escrow Holder may disburse all monies, stock certificates, instruments and other documents in the Escrow and safekeeping to the Company or as otherwise instructed by the Company; or (ii) written notification from the Company to the Escrow Agent to deliver the monies, instruments and other documents in the Escrow and safekeeping to another escrow agent in accordance with Paragraph 11.

     (b) Five o'clock P.M. on September 19, 2001. The offering may be extended till December 18, 2001, an additional 90 days at the Company's sole election.

     If, upon the Closing Date, Escrow Holder has not received the funds constituting the Offering Amount, or if, subsequent to the Closing Date, checks are returned unpaid such that Escrow Holder no longer holds funds constituting the Offering Amount in the Escrow, Escrow Holder will refund all the monies in the Escrow to the purchasers without further notice to the Company. Under no circumstances will Escrow Holder be required to disburse any monies until the check therefor has been collected in good funds.

     6. INSTRUCTIONS AND AMENDMENTS: All notices and instructions to Escrow Holder must be in writing and may be delivered personally or mailed, certified or registered mail, return receipt requested, addressed to City National Bank, 400 N. Roxbury Dr., 6th Floor, Beverly Hills, California, 90210, Attention: Sue Behning/VP, Senior Trust Officer/CNI - TRUST DEPARTMENT. All such notices and instructions will be deemed given when received by Escrow Holder, as shown on the receipt therefor. All Instructions from the Company will be signed by Devinder Randhawa or Bob Hemmerling. Unless otherwise provided herein, these instructions may be amended or further instructions given only to the extent that such amendments or instructions are consistent with, and do not add materially to, the description of the Escrow contained in the Disclosure document, unless consented to in writing by all purchasers whose Purchase Prices have been received by Escrow Holder therefore and unless disclosed to all purchasers thereafter.

     7. FEES: Escrow Holder shall be entitled to an initial, non refundable, set-up fee of $2,000 payable concurrently with its acceptance, and upon opening of this Escrow, plus actual expenses incurred in performing its duties hereunder. The Company or partnership will pay Escrow Holder's fees and expenses provided that upon the close of the escrow, Escrow Holder may withhold from any amounts disbursed to the Company the amount of its then earned but unpaid fees and expenses. Fees will be charged pursuant to the fee schedule attached hereto and incorporated herein by reference.

     8. EXCULPATION: Escrow Holder will not be liable for:

     (a) The genuineness, sufficiency, correctness as to form, manner of execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same.

     (b) Any misrepresentation or omission in the Disclosure Document or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

     (c) The failure of the Company to transmit, or any delay in transmitting any purchaser's Purchase Price to Escrow Holder.

Escrow Holder's duties hereunder shall be limited to the safekeeping of monies, instruments or other documents received by the Escrow Holder into the Escrow, and for the disposition of same in accordance with this Escrow Agreement and any further instructions pursuant to this Escrow Agreement.

     9. INTERPLEADER: In the event conflicting demands are made or notices served upon Escrow Holder with respect to the Escrow, Escrow Holder shall have the absolute right at its election to do either or both of the following:

     (a) Withhold and stop all further proceedings in, and performance of, this escrow; or

     (b) File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Holder shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Holder all costs, expenses and reasonable attorney's fees expended or incurred by Escrow Holder, (or allocable to its in-house counsel), the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

     10. INDEMNITY: The Company further agrees to pay on demand, and to indemnify and hold Escrow Holder harmless from and against, all cost, damages, judgments, attorney's fees, expenses, obligations and liabilities of any kind or nature which, in good faith, Escrow Holder may incur or sustain in connection with or arising out of the Escrow and Escrow Holder is hereby given a lien upon all the rights, titles, interest of the Company in monies and other property deposited in the Escrow, to protect Escrow Holder's rights and to indemnify and reimburse Escrow Holder under these Escrow Instructions.

     11. RESIGNATION OF ESCROW HOLDER: Escrow Holder may resign herefrom upon fourteen (14) days' written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. Escrow Holder will transfer all files and records relating to the Escrow to any successor escrow holder upon receipt of a copy of executed escrow instructions designating such successor.

     12. FACSIMILE: The Company agrees that Escrow Holder may, but need not, honor and follow instructions, amendments or other orders ("orders") which shall be provided by telephone facsimile transmission ("faxed") to Escrow Holder in connection with this escrow and may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Holder's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Holder free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company agrees to pay all attorney fees and cost incurred by Escrow Holder (or allocable to its in-house counsel), in connection with said claim(s).

     13. OTHER:

     (a) Time is of the essence of these and all additional or changed instructions.

     (b) These Escrow Instructions may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

     (c) These Escrow Instructions shall be governed by, and shall be construed according to, the laws of the State of California.

     (d) The Company will not make any reference to City National Bank in connection with the Offering except with respect to its role as Escrow Holder hereunder, and in no event will the Company state or imply the Escrow Holder has investigated or endorsed the offering in any manner whatsoever.

     IN WITNESS WHEREOF, the parties have executed these Escrow Instructions as of the date set forth besides such parties' signature below.

"COMPANY"                Name:           Above Average Investments, Ltd.

                         Address:        Suite 104, 1456 St. Paul Street

                                         Kelowna, British Columbia  V1Y 2E6

                                         Canada

                         Phone Number:   250/868-8177

                         Fax Number:     250/868-8493

                         By:             /s/ Bob Hemmerling
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                                         Bob Hemmerling

                         Its:            Secretary

                         Date:           December 1, 2000

"ESCROW HOLDER"          City National Bank, a national banking association

                         By:             /s/ Sue Behning
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                         Its:            Vice President
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                         Date:           December 8, 2000
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